Exhibit 99.1

Soluna Expands Partnership with Blockware by Over 50% at Project Dorothy 2

Now Totaling 8 MW of Sustainable Hosting Capacity

ALBANY, NY, June 18, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, today announced that it has signed a hosting expansion agreement with Blockware, one of North America’s leading crypto mining infrastructure and services providers.

Following their initial 5 megawatt (MW) deployment in April, Blockware is adding 3 MW of hosting capacity at Soluna’s Project Dorothy 2 data center in Texas, bringing their total contracted footprint at the site to 8 MW.

The expansion underscores the strength of the partnership and the quality of execution on both sides. In just two months, Blockware’s team saw the value of Soluna’s vertically integrated, renewable-powered infrastructure and moved quickly to secure additional capacity ahead of growing market demand.

“We’re excited to deepen our relationship with Blockware,” said John Belizaire, CEO of Soluna Holdings. “This expansion is a testament to the trust we’ve built together and a reflection of the momentum our Project Dorothy platform is generating in the market. We’re proud to be the partner Blockware chooses to scale with.”

Soluna’s data center projects offer a cost-effective, sustainable environment for high-performance Bitcoin mining. As part of the agreement, Soluna continues to provide full-stack infrastructure, including power management, data center operations, and on-site support.

“Blockware is proud to continue building alongside Soluna, expanding from our initial 5MW deployment with an additional 3MW of capacity,” says Kentaro Masuda, Chief Operating Officer, Blockware. “The first phase has consistently delivered reliable uptime and operational efficiency, validating both the site and the partnership. This partnership with Soluna enhances the Blockware Marketplace by increasing the supply of next-generation ASICs, making profitable and efficient Bitcoin mining accessible to everyone.”

Blockware’s total deployment at Dorothy 2 now represents up to 8 MW and an estimated 450-550 PH/s of hashrate powered by renewable energy, further advancing both companies’ commitment to sustainable blockchain infrastructure in the United States.

For more information, visit www.solunacomputing.com

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Other examples of forward-looking statements may include, but are not limited to, statements of Soluna’s plans and objectives, including with respect to the development of Project Kati and our expectations with respect to the amount of renewable energy capacity Project Kati will deliver. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna Holdings, Inc. undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

About Blockware

Blockware is a leading Bitcoin mining infrastructure and services provider, evolving from a mining hardware brokerage to a comprehensive Mining-as-a-Service platform. With billions in hardware transactions and a trusted mining community, Blockware offers U.S.-based infrastructure that delivers premier hosting solutions, liquidity, and operational tools to optimize transparency, efficiency, and profitability. Their innovative Bitcoin-native Marketplace is transforming the way miners buy and sell hardware, hashrate, and energy contracts, providing just-in-time liquidity and driving the future of decentralized, transparent, and efficient mining.

Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co